Exhibit 99.1

INNOVIVE Pharmaceuticals Announces Receipt of FDA Orphan Drug Designation for
INNO-406 for the Treatment of Chronic Myelogenous Leukemia
NEW YORK, January 4, 2007 — INNOVIVE Pharmaceuticals, Inc. (OTCBB: IVPH) today announced that the U.S. Food and Drug Administration (FDA) has granted orphan drug designation to the company’s drug candidate INNO-406, an orally bioavailable dual Bcr-Abl and Lyn-kinase inhibitor for Gleevec®-resistant or intolerant chronic myelogenous leukemia.
Orphan drug designation is granted by the FDA to encourage companies to develop products that treat rare diseases and conditions that affect fewer than 200,000 Americans. Developers of orphan drugs are granted seven years of marketing exclusivity after approval of their orphan drug product as well as tax incentives for clinical research they have undertaken. In addition, the FDA coordinates research study design assistance for developers of drugs for rare diseases and conditions, and grant funding is available to defray costs of qualified clinical testing expenses incurred in connection with the development of orphan drug products.
INNOVIVE reported preliminary data from a Phase I study of INNO-406 during the American Society of Hematology Annual Meeting in December 2006 showing that early evidence of clinical activity has been demonstrated in Gleevec-resistant and nilotinib-intolerant patients using hematologic, cytogenetic, and molecular measures. Therapeutically active concentrations of INNO-406 have been achieved in human tissue, and the drug has been shown to be safe through the first three dose cohorts with no serious adverse events or clinically relevant adverse events reported. INNO-406 is well tolerated at 120 mg/day and the dose escalating Phase I study continues in an effort to determine a recommended Phase II dose. The company plans to announce final data from the Phase I study in the second quarter of 2007 and initiate a Phase II pivotal trial in 2007.
About INNO-406
INNO-406 (formerly known as NS-187) is an orally bioavailable, rationally designed, dual Bcr-Abl and Lyn-kinase inhibitor currently in a Phase I clinical study. According to a study published in the journal Blood (Dec. 1, 2005), INNO-406 is 25 to 55 times more potent than imatinib in vitro, and at least 10 times as effective as imatinib mesylate in suppressing the growth of Bcr-Abl bearing tumors. INNO-406 has demonstrated activity in 17 of 18 imatinib-resistant mutations. In addition to its Bcr-Abl inhibitory properties, INNO-406 inhibits Lyn kinase. Upregulation of Lyn kinase activity is a well recognized cause of imatinib resistance. Lyn kinase activation has also been documented in a variety of solid tumors, including prostate cancer.
About INNOVIVE Pharmaceuticals
INNOVIVE Pharmaceuticals, Inc. acquires, develops and commercializes novel therapeutics addressing significant unmet medical needs in the fields of oncology and hematology. In addition to the recently acquired Tamibarotene for acute promyelocytic leukemia, the company has three drug programs in clinical development, INNO-406, INNO-206, and INNO-305, for the treatment of chronic myelogenous leukemia, small cell lung cancer, and acute myelogenous leukemia respectively. For additional information visit www.innovivepharma.com.
Forward-looking Statements
This material contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. These include statements concerning plans, objectives, goals, strategies,

future events or performance and all other statements which are other than statements of historical fact, including without limitation, statements containing words such as “believes,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might” and words of a similar nature. Such statements involve risks and uncertainties that could cause actual results to differ materially from those projected. Among other things, there can be no assurances that any of INNOVIVE’s development efforts relating to its product candidates will be successful. Other risks that may affect forward-looking information contained in this press release include the risk that the results of clinical trials may not support INNOVIVE’s claims, the possibility of being unable to obtain regulatory approval of INNOVIVE’s product candidates, INNOVIVE’s reliance on third party researchers to develop its product candidates and its lack of experience in developing pharmaceutical products. These and other risks are discussed in INNOVIVE’S Registration Statement on Form 10 and its periodic reports filed with the SEC. The forward-looking statements contained herein represent the judgment of INNOVIVE as of the date this material was drafted. INNOVIVE disclaims, however, any intent or obligation to update any forward-looking statements.
Gleevec® is a registered trademark of Novartis Pharmaceuticals Corporation.
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Contact:	Steve Kelly	Rachel Lipsitz
	President and CEO	Media & Investor Relations
	INNOVIVE Pharmaceuticals	Porter Novelli Life Sciences
	(212) 716-1820	(619) 849-5378